Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
Mark V. Dendle
Executive Vice President & CFO
News For Immediate Release

EAGLE MATERIALS INC. DECLARES QUARTERLY DIVIDEND

(DALLAS, TX – November 18, 2008): The Board of Directors of Eagle Materials Inc. (NYSE: EXP), has declared a quarterly cash dividend of $0.10 per share, payable on January 23, 2009 to stockholders of record of its Common Stock at the close of business on December 23, 2008.

The Board’s decision to adjust Eagle’s quarterly cash dividend is in line with Eagle’s strategy to increase financial flexibility during these times of economic uncertainty. Eagle remains profitable and is well positioned for improved financial results when economic, residential and commercial construction market conditions improve. Eagle believes dedication to strong financial health and flexibility is conservative in the short-term and will better position Eagle to take advantage of opportunities over the long-term.

Eagle Materials Inc. is a Dallas-based company that manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, and Concrete and Aggregates.

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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas and oil; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; volatility and disruption of financial markets; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.